                                                         EXHIBIT 10.1
         ____________________________________________________________



                            STOCK PURCHASE AGREEMENT


                                     among

                      NITINOL MEDICAL TECHNOLOGIES, INC.,

                         WHITNEY EQUITY PARTNERS, L.P.,

                         BOSTON SCIENTIFIC CORPORATION,

                               DAVID J. MORRISON

                                      and

                           CORPORATE DECISIONS, INC.



                         ______________________________

                         Dated as of February 16, 1996
                         ______________________________



          ____________________________________________________________

                               TABLE OF CONTENTS
                               -----------------

                                                                        Page
                                                                        ----

ARTICLE 1             DEFINITIONS.................................         1

                 1.1  Definitions.................................         1
                 1.2  Accounting Terms; Financial Statements......         8

ARTICLE 2             PURCHASE AND SALE OF STOCK..................         8

                 2.1  Purchase and Sale of Stock..................         8
                 2.2  Powers, Rights and Preferences..............         9
                 2.3  Fees and Reimbursement of Expenses..........         9
                 2.4  Closing                                              9

ARTICLE 3             CONDITIONS TO THE OBLIGATION OF THE
                      PURCHASERS TO CLOSE.                                 9

                 3.1  Representations and Warranties..............         9
                 3.2  Compliance with this Agreement..............        10
                 3.3  Secretary's Certificate.....................        10
                 3.4  Documents                                           10
                 3.5  Purchase Permitted by Applicable Laws.......        10
                 3.6  Opinion of Counsel..........................        10
                 3.7  Consents and Approvals......................        10
                 3.8  No Material Adverse Change..................        11
                 3.9  Capitalization and Ownership; Conduct of
                      Business....................................        11
                3.10  Registration Rights Agreement...............        11
                3.11  Stockholders' Agreement.....................        11
                3.12  Certificate of Incorporation and Bylaws.....        11
                3.13  No Material Judgment or Order...............        11
                3.14  Pro Forma Balance Sheet.....................        12
                3.15  Non-Competition/Non-Solicitation
                      Agreements..................................        12

ARTICLE 4             CONDITIONS TO THE OBLIGATION OF THE COMPANY
                      TO CLOSE....................................        12

                 4.1  Representations and Warranties..............        12
                 4.2  Compliance with this Agreement..............        12
                 4.3  Issuance Permitted by Applicable Laws.......        13
                 4.4  Consents and Approvals......................        13
                 4.5  Stockholders' Agreement.....................        13
                 4.6  No Material Judgment or Order...............        13

ARTICLE 5             REPRESENTATIONS AND WARRANTIES OF
                      THE COMPANY.................................        13

                 5.1  Corporate Existence and Power...............        14
                 5.2  Corporate Authorization; No Contravention...        14


                 5.3  Governmental Authorization; Third Party
                      Consents....................................        15
                 5.4  Binding Effect..............................        15
                 5.5  Litigation..................................        15
                 5.6  Compliance with Laws........................        15
                 5.7  No Default or Breach........................        16
                 5.8  Title to Properties.........................        16
                 5.9  Taxes.......................................        17
                5.10  Financial Condition.........................        17
                5.11  Disclosure..................................        18
                5.12  No Material Adverse Change..................        19
                5.13  Environmental Matters.......................        19
                5.14  Investment Company/Government Regulations...        20
                5.15  Subsidiaries................................        20
                5.16  Capitalization..............................        20
                5.17  Solvency....................................        21
                5.18  Private Offering............................        22
                5.19  Broker's, Finder's or Similar Fees..........        22
                5.20  Labor Relations.............................        22
                5.21  ERISA and Employee Benefit Plans............        22
                5.22  Intellectual Property.......................        23
                5.23  Potential Conflicts of Interest.............        27
                5.24  Trade Relations.............................        27
                5.25  Outstanding Borrowings......................        28
                5.26  Material Contracts..........................        28
                5.27  Insurance...................................        28
                5.28  Merger Agreement............................        29
                5.29  Merger......................................        29

ARTICLE 6             REPRESENTATIONS AND WARRANTIES OF THE
                      PURCHASERS..................................        30

                 6.1  Authorization; No Contravention.............        30
                 6.2  Binding Effect..............................        30
                 6.3  Purchase for Own Account....................        30
                 6.4  Broker's, Finder's or Similar Fees..........        31

ARTICLE 7             INDEMNIFICATION.............................        31

                 7.1  Indemnification.............................        31
                 7.2  Notification................................        33
                 7.4  Limitations on Indemnification..............        34

ARTICLE 8             AFFIRMATIVE COVENANTS.......................        34

                 8.1  Operation of Company........................        34
                 8.2  Exclusivity.................................        34
                 8.3  Use of Proceeds.............................        34
                 8.4  Taxes.......................................        34


ARTICLE 9             MISCELLANEOUS...............................        35

                 9.1  Obligations of the Purchasers...............        35
                 9.2  Termination.................................        35
                 9.3  Survival of Representations and Warranties..        36
                 9.4  Notices.....................................        36
                 9.5  Successors and Assigns......................        37
                 9.6  Determinations, Requests or Consents........        37
                 9.7  Amendment and Waiver........................        38
                 9.8  Counterparts................................        38
                 9.9  Headings....................................        38
                9.10  Governing Law...............................        38
                9.11  Jurisdiction................................        38
                9.12  Severability................................        39
                9.13  Rules of Construction.......................        39
                9.14  Variations in Pronouns......................        39
                9.15  Entire Agreement............................        39
                9.16  Publicity...................................        39
                9.17  Limitations on Rights of Third Parties......        40
                9.18  Further Assurances..........................        40

EXHIBITS

     A  -    Terms of Preferred Stock

     B  -    Form of Registration Rights Agreement

     C  -    Form of Stockholders' Agreement

     D  -    Amendment to Bylaws

SCHEDULES

     2.1          Names of Purchasers, Number of Shares of Convertible Preferred
                  Stock and Purchase Price Thereof
     5.5          Litigation
     5.6          FDA
     5.9          Taxes
     5.12         Material Adverse Change
     5.15         Subsidiaries
     5.16         Capitalization
     5.21         Employee Benefits
     5.22(a)      Intellectual Property Exceptions
     5.22(b)(i)   Patents, Copyrights and Trademarks
     5.22(b)(ii)  IP Licenses - Licensee
     5.22(b)(iii) IP Licenses - Licensor
     5.22(b)(iv)  Proposed Intellectual Property Agreements
     5.22(e)      Intellectual Property - Litigation
     5.22(h)      Intellectual Property - Indemnification
     5.23         Potential Conflicts of Interest
     5.25         Outstanding Borrowings
     5.26         Material Contracts
     5.27         Insurance
     5.28         Agreements Related to Acquisition of InnerVentions, Inc.

                            STOCK PURCHASE AGREEMENT


          AGREEMENT, dated as of February 16, 1996, among NITINOL MEDICAL TECHNOLOGIES, INC., a Delaware corporation (the "COMPANY"), WHITNEY EQUITY
                                                 -------
PARTNERS, L.P., a Delaware limited partnership ("WHITNEY EQUITY PARTNERS"),
                                                 -----------------------
BOSTON SCIENTIFIC CORPORATION, a Delaware corporation ("BSC"), David J. Morrison
                                                        ---
("MORRISON") and Corporate Decisions, Inc. ("CDI," and together with Whitney
  --------                                   ---
Equity Partners, BSC and Morrison, the "PURCHASERS").
                                        ----------

          WHEREAS, the Company proposes to issue and sell to the Purchasers 3,787,104 shares of Convertible Preferred Stock, for an aggregate purchase price of $8,500,000.00; and

          WHEREAS, it is further contemplated that such other transactions as are described in Articles 3 and 8 hereof shall be consummated as provided for in such Articles and any other documents pertaining to such transactions;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE 1

                                  DEFINITIONS
                                  -----------

          1.1  Definitions.  As used in this Agreement, and unless the context
               -----------
requires a different meaning, the following terms have the meanings indicated:

          "Affiliate" means, as to any Person, any other Person directly or
           ---------
indirectly controlling, controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. The terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Agreement" means this Agreement (including the exhibits and schedules
           ---------
hereto) as the same may be amended, supplemented or modified in accordance with the terms hereof.

          "Agreement and Plan of Merger" means the Agreement and Plan of Merger,
           ----------------------------
dated as of January 25, 1996, among the Company, NMT Heart, InnerVentions, Inc. and Fletcher Spaght, Inc.

          "Audited Financial Statements" has the meaning assigned to such
           ----------------------------
term in Section 5.10(a).

          "Bard" has the meaning assigned to such term in Section 5.22(k).
           ----

          "Benefit Plan" has the meaning assigned to that term in Section
           ------------
5.21(a).

          "Business Day" means any day other than a Saturday, Sunday or other
           ------------
day on which commercial banks in the City of New York are authorized or required by law or executive order to close.

          "Closing" has the meaning assigned to that term in Section 2.4.
           -------

          "Closing Date" means the date specified in Section 2.4.
           ------------

          "Code" means the Internal Revenue Code of 1986, as amended, or any
           ----
successor statute thereto.

          "Commission" means the Securities and Exchange Commission or any
           ----------
similar agency then having jurisdiction to enforce the Securities Act.

          "Common Stock" means the Common Stock, $0.001 par value, of the
           ------------
Company, or any other capital stock of the Company into which such stock is reclassified or reconstituted.

          "Condition of the Company" means the assets, business, properties,
           ------------------------
operations or financial condition of the Company and its Subsidiaries, taken as a whole.

          "Contingent Obligation" means, as to any Person, any direct or
           ---------------------
indirect liability of that Person with respect to any Indebtedness, lease, dividend, guaranty, letter of credit or other obligation (each a "PRIMARY
                                                                  -------
OBLIGATION") of another Person (with respect to a given primary obligation, the
- ----------
"PRIMARY OBLIGOR"), whether or not contingent, (a) to purchase, repurchase or
 ---------------
otherwise acquire any such primary obligation or any property constituting direct or indirect security therefor, or (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor in respect of any such primary obligation or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of such primary obligor, or (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor in respect thereof to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss or failure or inability to perform in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof.

          "Contractual Obligations" means, as to any Person, any provision of
           -----------------------
any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

          "Convertible Preferred Stock" means the Convertible Preferred Stock,
           ---------------------------
$.001 par value per share, of the Company, or any other capital stock of the Company into which such stock is reclassified or reconstituted.

          "Environmental Laws" means any federal, state, territorial, provincial
           ------------------
or local law, common law doctrine, rule, code, ordinance, order, decree, judgment, injunction, license, permit or regulation relating to pollution, protection of the environment or human health and safety, including those pertaining to land use, air, soil, surface water, ground water (including the protection, cleanup, removal, remediation or damage thereof), public or employee health or safety, emissions, discharges, releases or threatened releases of any pollutant or contaminant, including, without limitation, medical, chemical, biological, biohazardous or radioactive waste and materials, into ambient air, land, surface water, groundwater, personal property or structures, or the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, discharge or handling of any pollutant or contaminant, or any hazardous, solid or medical waste or any hazardous, toxic, biohazardous, radioactive or otherwise dangerous substance.

          "ERISA" means the Employee Retirement Income Security Act of 1974,
           -----
as amended.

          "Event of Default" means (a) any default by the Company in the due
           ----------------
observance or performance of any covenant or agreement to be observed or performed pursuant to Article 8 of this Agreement or pursuant to any other Transaction Agreement or (b) any representation, warranty, certification or statement made by or on behalf of the Company in this Agreement or in any other Transaction Agreement or in any certificate or other document delivered pursuant hereto or thereto shall have been incorrect in any material respect when made.

          "FDA" has the meaning assigned such term in Section 5.6.
           ---

          "GAAP" means generally accepted United States accounting principles
           ----
in effect from time to time.

          "Governmental Authority" means the government of any nation, state,
           ----------------------
city, locality or other political subdivision of any thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of any of the foregoing.

          "Hazardous Materials" means those substances, the transportation,
           -------------------
release, generation, handling, use, presence, storage or disposal of which are regulated by or form the basis of liability under any Environmental Laws.

          "Hospital" has the meaning assigned such term in Section 5.22(k).
           --------

          "Indebtedness" means, as to any Person, (a) all obligations of such
           ------------
Person for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured), (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and accrued commercial or trade liabilities arising in the ordinary course of business, (d) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (e) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (f) all obligations of such Person under leases which have been or should be, in accordance with GAAP, recorded as capital leases, (g) all indebtedness secured by any lien (other than liens in favor of lessors under leases other than leases included in clause (f)) on any property or asset owned or held by such Person regardless of whether the indebtedness secured thereby shall have been assumed by such Person or is non-recourse to the credit of such Person and (h) all Contingent Obligations of such Person.

          "Indemnified Party" has the meaning assigned to such term in
           -----------------
Section 7.1.

          "Intellectual Property" shall mean all of the following as they
           ---------------------
exist in all jurisdictions throughout the world:

                       (i) patents and patent applications (including any divisions, continuations, continuations-in-part, substitutions or reissues thereof, whether or not patents are issued on such applications and whether or not such applications are modified, withdrawn or resubmitted) ("PATENTS");
                                         -------

                       (ii) trademarks, service marks, trade dress, trade names, brand names, designs and logos, corporate names, product or service identifiers, whether registered or unregistered, and all registrations and applications for registration thereof (collectively, "TRADEMARKS");
                             ----------

                       (iii) copyright registrations and applications for registration thereof, and any non-registered copyrights ("COPYRIGHTS");
             ------------

                       (iv) trade secrets, inventions (whether or not patentable and whether or not reduced to practice), invention disclosures and improvements thereto (collectively, "TRADE
                                                                  -----
             SECRETS");

                       (v) proprietary computer software programs and source code; and

                       (vi) any other information concerning the Company or any Subsidiary that is not generally available to the public and which is treated as confidential or proprietary by the Company or such Subsidiary (collectively, "CONFIDENTIAL INFORMATION").
                                             ------------------------

          "IP Licenses" has the meaning assigned to such term in Section
           -----------                                           -------
5.22(b)(ii).
- -----------

          "Liabilities" has the meaning assigned to such term in Section 7.1.
           -----------

          "License Agreement" has the meaning assigned such term in Section
           -----------------
5.22(k).

          "Lien" means any mortgage, deed of trust, pledge, hypothecation,
           ----
assignment, encumbrance, lien (statutory or other) or preference, priority, right or other security interest or preferential arrangement of any kind or nature whatsoever (excluding preferred stock or equity related preferences), including, without limitation, those created by, arising under or evidenced by any conditional sale or other title retention agreement, any interest of a lessor under a capital lease, or any financing lease having substantially the same economic effect as any of the foregoing.

          "NMT Heart" means NMT Heart, Inc., a wholly owned subsidiary of the
           ---------
Company.

          "Outstanding Borrowings" means all Indebtedness of the Company or
           ----------------------
any of its Subsidiaries for money borrowed.

          "Person" means any individual, firm, corporation, partnership, trust,
           ------
incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of any such entity.

          "Placement Agents" has the meaning assigned to such term in Section
           ----------------
5.19.

          "PPM" means the Nitinol Medical Technologies, Inc. Confidential
           ---
Private Placement Memorandum, dated as of February 12, 1996.

          "Preferred Shares" has the meaning assigned to such term in Section
           ----------------
2.1.

          "Pro Forma Balance Sheet" means the pro forma consolidated balance
           -----------------------
sheet of the Company and its Subsidiaries delivered pursuant to Section 3.18.

          "Proposed Intellectual Property Agreements" has the meaning
           -----------------------------------------
assigned to such term in Section 5.22(b)(iv).

          "Redeemable Preferred Stock" means the Redeemable preferred stock,
           --------------------------
$.001 par value per share, of the Company, or any other Capital Stock of the Company into which such stock is reclassified or reconstituted.

          "Registration Rights Agreement" means the Registration Rights
           -----------------------------
Agreement substantially in the form attached hereto as Exhibit B.
                                                       ---------

          "Requirements of Law" means, as to any Person, the articles or
           -------------------
certificate of incorporation and bylaws or other organizational or governing documents of such Person, and any law, treaty, rule, regulation or determination of an arbitrator or a court or other Governmental Authority, in each case (i) applicable or binding upon such Person or any of its properties or to which such Person or any of its properties is subject or (ii) pertaining to any or all of the transactions contemplated herein.

          "Securities Act" means the Securities Act of 1933, as amended, and the
           --------------
rules and regulations of the Commission promulgated thereunder.

          "Solvent" means, as to any Person, that the fair saleable value on a
           -------
going concern basis of the assets and property of such Person is, on the date of determination, greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person as of such date and that, as of such date, such Person is able to pay all liabilities of such Person as such liabilities mature. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed as the amount which, in light of all the facts and circumstances existing at such time, represents the amount that is probable to become an actual or matured liability.

          "State Regulatory Laws" means the laws, rules or regulations of any
           ---------------------
Governmental Authority of any state for which any consent, approval or expiration of any waiting period is necessary in connection with the proposed purchase and sale contemplated hereby.

          "Stockholders' Agreement" means the Stockholders' Agreement
           -----------------------
substantially in the form attached hereto as Exhibit C.
                                             ---------

          "Stock Option Plan" has the meaning assigned to such term in
           -----------------
Section 5.16(a).

          "Stock Transfer Agreement" has the meaning assigned to such term in
           ------------------------
Section 5.22(k).

          "Sublicense Agreement" has the meaning assigned to such term in
           --------------------
Section 5.22(k).

          "Subsidiary" means, with respect to any Person, a corporation or other
           ----------
entity of which 50% or more of the voting power of the voting equity securities or equity interests is owned, directly or indirectly, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

          "Tax" or "Taxes" means all federal, state, county, local, foreign and
           ---      -----
other taxes (including, without limitation, income, profits, premium, estimated, excise, sales, use, occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, withholding, employment, unemployment compensation, payroll-related and property taxes, import duties and other governmental charges and assessments), whether or not measured in whole or in part by net income, and including deficiencies, interest, additions to tax or interest, and penalties with respect thereto.

          "Technology Donation Agreement" has the meaning assigned to such
           -----------------------------
term in Section 5.22(k).

          "Transaction Agreements" means, collectively, this Agreement, the
           ----------------------
Stockholders' Agreement and the Registration Rights Agreement.

          "Unaudited Financial Statements" has the meaning assigned to such
           ------------------------------
term in Section 5.10(a).

          1.2  Accounting Terms; Financial Statements.  All accounting terms
               --------------------------------------
used herein not expressly defined in this Agreement shall have the respective meanings given to them in accordance with sound accounting practice. The term "sound accounting practice" shall mean such accounting practice as, in the opinion of the independent certified public accountants regularly retained by the Company, conforms at the time to GAAP applied on a consistent basis except for changes with which such accountants concur.


                                   ARTICLE 2

                           PURCHASE AND SALE OF STOCK
                           --------------------------

          2.1  Purchase and Sale of Stock.  Subject to the terms and conditions
               --------------------------
herein set forth, the Company agrees that it will issue to each of the Purchasers, and each of the Purchasers, severally and not jointly, agrees that it will acquire from the Company, on the Closing Date, the number of shares of Convertible Preferred Stock (the "PREFERRED SHARES") set forth next to such
                                     ----------------
Purchaser's name on Schedule 2.1 hereto.  The purchase price of the Preferred
                    ------------
Shares to be acquired by each Purchaser shall be as set forth next to each such Purchaser's name on Schedule 2.1 hereto.
                    ------------

          2.2  Powers, Rights and Preferences.  The Preferred Shares shall have
               ------------------------------
the powers, rights and preferences set forth in Exhibit A.
                                                ---------

          2.3  Fees and Reimbursement of Expenses.
               ----------------------------------

          (a) At the Closing, or on such later date as may be specified in writing by Whitney Equity Partners, the Company shall pay to J.H. Whitney & Co. a transaction fee of $50,000.00.

          (b) The Company shall reimburse all of the Purchasers' reasonable out-of-pocket expenses (including, without limitation, (i) lawyers' fees, charges and disbursements, (ii) consultants' fees and expenses and (iii) expenses related to travel to and from the Company and lodging, etc. while at the Company) incurred in connection with the transactions contemplated by this Agreement.

          2.4  Closing.  The purchase and issuance of the Preferred Shares shall
               -------
take place at the closing (the "CLOSING"), to be held at the offices of Paul,
                                -------
Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019, at 10:00 a.m., Eastern Standard Time, on February 16, 1996, or at such other time and place as the Company and the Purchasers may agree in writing (the "CLOSING DATE"). At the Closing, the Company shall deliver to the
      ------------
Purchasers certificates representing the Preferred Shares purchased by each Purchaser against delivery to the Company by the Purchasers of the purchase price therefor by wire transfer of immediately available funds to an account specified in writing by the Company on or before the Closing Date.


                                   ARTICLE 3

                          CONDITIONS TO THE OBLIGATION
                           OF THE PURCHASERS TO CLOSE
                          -----------------------------

          The obligation of the Purchasers to purchase the Preferred Shares, to pay the purchase prices therefor at the Closing and to perform any obligations hereunder shall be subject to the satisfaction of the following conditions on or before the Closing Date (subject to any waiver of any such condition by the Purchasers):

          3.1  Representations and Warranties.  The representations and
               ------------------------------
warranties of the Company contained in Section 5 hereof shall be true and correct at and as of the Closing Date as if made at and as of such date.

          3.2  Compliance with this Agreement.  The Company shall have performed
               ------------------------------
and complied in all material respects with all of the agreements and conditions set forth or contemplated herein that are required to be performed or complied with on or before the Closing Date.

          3.3  Secretary's Certificate.  The Purchasers shall have received a
               -----------------------
certificate from the Company, dated the Closing Date and signed by the Secretary or an Assistant Secretary of the Company, certifying that the attached copies of the Certificate of Incorporation, as amended, and Bylaws, as amended, of the Company, and resolutions of the Board of Directors of the Company approving this Agreement and the transactions contemplated hereby, are all true, complete and correct and remain unamended and in full force and effect.

          3.4  Documents.  The Purchasers shall have received true, complete and
               ---------
correct copies of such documents as they may reasonably request in connection with or relating to the sale of the Preferred Shares and the transactions contemplated hereby, all in form and substance reasonably satisfactory to the Purchasers.

          3.5  Purchase Permitted by Applicable Laws.  The acquisition of and
               -------------------------------------
payment for the Preferred Shares to be acquired by the Purchasers hereunder and the consummation of the transactions contemplated hereby (a) shall not be prohibited by any Requirement of Law, (b) shall not subject any of the Purchasers to any penalty or, in their reasonable judgment, any other onerous condition under or pursuant to any Requirement of Law and (c) shall be permitted by all Requirements of Law to which they or the transactions contemplated by or referred to herein are subject; and the Purchasers shall have received such certificates or other evidence as they may reasonably request to establish compliance with this condition.

          3.6  Opinion of Counsel.  The Purchasers shall have received opinions
               ------------------
from (i) Squadron, Ellenoff, Plesent & Sheinfeld, LLP, special counsel to the Company, and (ii) Sixbey, Friedman, Leedham & Ferguson, patent counsel to the Company, each dated the Closing Date, relating to the transactions contemplated by or referred to herein, in form and substance reasonably acceptable to the Purchasers.

          3.7  Consents and Approvals.  All approvals, consents, exemptions,
               ----------------------
authorizations, or other actions by, or notices to, or filings with, Governmental Authorities and other Persons in respect of all Requirements of Law, State Regulatory Laws and Contractual Obligations of the Company necessary or required in connection with the execution, delivery or performance (including, without limitation, the issuance of Common Stock and Redeemable Preferred Stock upon conversion of the Preferred Shares) by the Company, or enforcement against the Company, of the Transaction Agreements to which it is a party and the transactions contemplated thereby shall have been obtained and be in full force and effect, and the Purchasers shall have been furnished with appropriate evidence thereof, and all applicable waiting periods shall have lapsed without extension or the imposition of any conditions or restrictions.

          3.8  No Material Adverse Change.  Except as described in Schedule 5.12
               --------------------------                          -------------
or as set forth on the Pro Forma Balance Sheet, since December 31, 1994 there shall have been no material adverse change, nor to the best knowledge of the Company shall any such change be threatened, in the Condition of the Company.

          3.9  Capitalization and Ownership; Conduct of Business.  From the date
               -------------------------------------------------
of this Agreement through the Closing Date, there shall have been no change in the capital structure or ownership of the Company except as contemplated by the Transaction Agreements, and the Company shall not have entered into any transaction or taken any action other than in the ordinary course of its business, except that the Company may enter into such agreements and take such other actions outside of the ordinary course of business, in each case as may be specifically approved in writing by the Purchasers.

          3.10  Registration Rights Agreement.  The Company shall have duly
                -----------------------------
executed and delivered the Registration Rights Agreement.

          3.11  Stockholders' Agreement.  The Company and the other parties
                -----------------------
thereto shall have terminated the stockholders' agreement, dated as of April 30, 1987, as amended, between the Company and the other parties named therein. The Stockholders' Agreement shall have been duly executed and delivered by the Company and the stockholders of the Company named therein (except the Purchasers).

          3.12  Certificate of Incorporation and Bylaws.  The Certificate of
                ---------------------------------------
Incorporation, as amended to include the Terms of Preferred Stock attached hereto as Exhibit A, and Bylaws, as amended to include the provisions set forth
          ---------
in Exhibit D hereto, of the Company shall be in form and substance satisfactory
   ---------
to the Purchasers.

          3.13  No Material Judgment or Order.  There shall not be on the
                -----------------------------
Closing Date any judgment or order of a court of competent jurisdiction or any ruling of any Governmental Authority or any condition imposed under any Requirement of Law that, in the judgment of the Purchasers, would (a) prohibit the purchase of the Preferred Shares hereunder, (b) subject the Purchasers to any penalty if the Preferred Shares were to be purchased hereunder or (c) prohibit the consummation of the transactions contemplated by the Transaction Agreements.

          3.14  Pro Forma Balance Sheet.  The Company shall have delivered to
                -----------------------
the Purchasers as of the Closing Date a pro forma consolidated balance sheet of the Company and its Subsidiaries as of December 31, 1995, certified as complete and accurate in all material respects by the chief financial officer of the Company, reflecting (i) the effect of the transactions contemplated by this Agreement, including all material fees and expenses in connection therewith,
(ii) the acquisition of InnerVentions, Inc. and (iii) the application of those adjustments to the historical consolidated balance sheet of the Company and its Subsidiaries as of December 31, 1995.

          3.15   Non-Competition/Non-Solicitation Agreements.  The Company shall
                 -------------------------------------------
have entered into non-competition/non-solicitation agreements with Thomas M. Tully, David A. Chazanovitz, Dr. Morris Simon, Jason Harry and Stephen Kleshinski, each in form and substance reasonably satisfactory to the Purchasers.


                                   ARTICLE 4

                          CONDITIONS TO THE OBLIGATION
                            OF THE COMPANY TO CLOSE___
                          -------------------------

          The obligations of the Company to issue and sell the Preferred Shares and of the Company to perform any other obligations hereunder shall be subject to the satisfaction of the following conditions on or before the Closing Date (subject to any waiver of any such condition by the Company):

          4.1  Representations and Warranties.  The representations and
               ------------------------------
warranties of the Purchasers contained in Section 6 hereof shall be true and correct at and as of the Closing Date as if made at and as of such date.

          4.2  Compliance with this Agreement.  The Purchasers shall have
               ------------------------------
performed and complied in all material respects with all of their agreements and conditions set forth or contemplated herein that are required to be performed or complied with by the Purchasers on or before the Closing Date.

          4.3  Issuance Permitted by Applicable Laws.  The issuance of the
               -------------------------------------
Preferred Shares to be issued by the Company hereunder and the consummation of the transactions contemplated hereby (a) shall not be prohibited by any Requirement of Law, (b) shall not subject the Company to any penalty or, in its reasonable judgment, other onerous condition under or pursuant to any Requirement of Law and (c) shall be permitted by all Requirements of Law to which it is or the transactions contemplated by or referred to herein are subject.

          4.4  Consents and Approvals.  All approvals, consents, exemptions,
               ----------------------
authorizations, or other actions by, or notices to, or filings with, Governmental Authorities and other Persons in respect of all Requirements of Law, State Regulatory Laws and Contractual Obligations of the Purchasers necessary or required in connection with the execution, delivery or performance by the Purchasers, or enforcement against the Purchasers, of the Transaction Agreements shall have been obtained and be in full force and effect, and the Company shall have been furnished with appropriate evidence thereof, and all applicable waiting periods shall have lapsed without extension or the imposition of any conditions or restrictions.

          4.5  Stockholders' Agreement.  The Purchasers shall have duly
                  -----------------------
executed and delivered the Stockholders' Agreement.

          4.6  No Material Judgment or Order.  There shall not be on the Closing
               -----------------------------
Date any judgment or order of a court of competent jurisdiction or any ruling of any Governmental Authority or any condition imposed under any Requirement of Law which, in the judgment of the Company, would (a) prohibit the sale of the Preferred Shares hereunder, (b) subject the Company to any penalty if the Preferred Shares were to be sold hereunder or (c) prohibit the consummation of the transactions contemplated by the Transaction Agreements.

                                   ARTICLE 5

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                 ---------------------------------------------

             The Company hereby represents and warrants to the Purchasers as follows:

             5.1  Corporate Existence and Power.
                  -----------------------------

          (a) The Company and each of its Subsidiaries: (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (ii) has all requisite corporate power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently, or is currently proposed to be (as described in the PPM), engaged; (iii) is duly qualified as a foreign corporation and licensed in each jurisdiction in which such qualification or license is required by law and is in good standing under the laws of each such jurisdiction wherein the character of the property owned or leased, or the nature of the activities conducted makes such licensing or qualification necessary, except where failure to be so licensed or qualified would not have a material adverse effect of the Condition of the Company; and
(iv) has the corporate power and authority to execute, deliver and perform its obligations under each Transaction Agreement to which it is or will be a party.

          (b) The Certificate of Incorporation, as amended, of the Company and the Bylaws, as amended, of the Company delivered to the Purchasers pursuant to
Section 3.3 are the true and complete copies thereof as in effect on the date hereof. The minute books of the Company and its Subsidiaries, copies of which have been made available to the Purchasers, contain true and complete records of all meetings and consents in lieu of meetings of the Board of Directors (and any committee thereof) of the Company and its Subsidiaries, as the case may be, since the time of their organization and accurately reflect all material transactions referred to in such minutes and consents in lieu of meeting. The stock books of the Company and its Subsidiaries, copies of which have been made available to the Purchasers for their inspection, are true and complete.

          5.2  Corporate Authorization; No Contravention.   The execution and
               -----------------------------------------
delivery by the Company and its Subsidiaries of each Transaction Agreement to which it is a party and the performance of the transactions contemplated hereby or thereby, including, without limitation, the issuance of the Preferred Shares,
(a) has
been duly authorized by all necessary corporate, and, if required, stockholder action, (b) does not contravene the terms of the Company's or any Subsidiary's Certificate of Incorporation or Bylaws, or any amendment of either and (c) will not violate, conflict with or result in any breach or contravention of or the creation of any Lien under any Contractual Obligation of the Company or any of its Subsidiaries or any Requirement of Law applicable to the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries have previously entered into any agreement which is currently in effect or to which the Company or any of its Subsidiaries is currently bound, granting any registration rights to any Person that is inconsistent with the rights to be granted by the Company in the Registration Rights Agreement.

          5.3  Governmental Authorization; Third Party Consents.  No approval,
               ------------------------------------------------
consent, compliance, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any Requirement of Law, any State Regulatory Law or Contractual Obligation of the Company or any of its Subsidiaries, and no lapse of a waiting period under any Requirement of Law or State Regulatory Law, is necessary or required in connection with the execution, delivery or performance(including, without limitation, the issuance of Common Stock and Redeemable Preferred Stock upon the conversion of the Preferred Shares) by the Company or any of its Subsidiaries, or enforcement against the Company or any of its Subsidiaries, of the Transaction Agreements to which it is a party or the transactions contemplated thereby.

          5.4  Binding Effect.  This Agreement and the other Transaction
               --------------
Agreements have been duly executed and delivered by the Company and each Subsidiary (to the extent that each such Person is a party thereto) and constitute the legal, valid and binding obligations of the Company and each Subsidiary (to the extent that each such Person is a party thereto) enforceable against the Company and each Subsidiary (to the extent that each such Person is a party thereto) in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability.

          5.5  Litigation.  Except as set forth on Schedule 5.5, there are no
               ----------                          ------------
legal actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Company or any of its Subsidiaries, threatened, at law, in equity, in arbitration or before any Governmental

Authority against or affecting the Company or any of its Subsidiaries.

          5.6  Compliance with Laws.  To the knowledge of the Company, the
               --------------------
Company and its Subsidiaries are in compliance with all Requirements of Law in all material respects. Except as set forth on Schedule 5.6, there are no
                                               ------------
product recalls by the United States Food and Drug Administration ("FDA") or any
                                                                    ---
comparable foreign regulatory authority pending or, to the knowledge of the Company, contemplated or threatened, with respect to any products manufactured, sold, marketed, distributed or delivered by the Company or any of its Subsidiaries or, to the knowledge of the Company, with respect to any licensed products manufactured, sold, marketed, distributed or delivered by the Company's licensees (including, without limitation, BSC) pursuant to license agreements with the Company and, to the knowledge of the Company, there are no pending or threatened investigations by any governmental authority with respect to such products which, either individually or in the aggregate, could have a material adverse effect on the Condition of the Company. Except as set forth on Schedule
                                                                        --------
5.6, the Company and each of its Subsidiaries is in compliance in all material
- ---
respects with all applicable FDA requirements, including, without limitation, facility registration, device listing and product notifications, and the Company has no knowledge that it or any of its Subsidiaries or licensees (including, without limitation, BSC) is not operating in compliance in all material respects with FDA operating requirements, including, without limitation, good manufacturing practices. In April 1990 the FDA accepted the Company's 510(k) notification with respect to the Simon Nitinol Filter and all 510(k) notifications with respect to subsequent modifications thereto have been accepted by the FDA.

          5.7  No Default or Breach.  No event has occurred and is continuing
               --------------------
(or would result from the incurring of obligations by the Company or any of its Subsidiaries under the Transaction Agreements) which constitutes or which with the giving of notice or passage of time would constitute an Event of Default or a default or event of default under any Contractual Obligation to which the Company or any of its Subsidiaries is a party. Neither the Company, nor any of its Subsidiaries is in default under or with respect to any Contractual Obligation in any respect, which, individually or together with all such defaults, would have a material adverse effect on the Condition of the Company, or which could adversely affect the ability of the Company or any of its Subsidiaries to perform its obligations under any Transaction Agreement.

          5.8  Title to Properties.  The Company and each of its Subsidiaries
               -------------------
have good record and marketable title in fee simple to, or holds interests as lessee under leases in full force and effect in, all of its real property, except for such defects in title as would not, individually or in the aggregate, have a material adverse effect on the Condition of the Company, or an adverse effect on the ability of the Company or any of its Subsidiaries to perform their obligations under the Transaction Agreements.

          5.9  Taxes.
               -----

          (a) The Company and each of its Subsidiaries have filed all returns with respect to Taxes required to be filed through the date hereof in a manner consistent with prior years and applicable laws and regulations and all such Tax returns are true and complete in all material respects. The Company and each of its Subsidiaries have paid or made adequate provision for the payment of all Taxes that are shown to be due on such Tax Returns through the date hereof, or that are claimed or asserted by any taxing authority to be due through the date hereof, except for those Taxes that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside. With respect to any period for which Tax returns have not yet been filed, or for which Taxes are not yet due or owing, the Company and each of its Subsidiaries have no liability for Taxes in each case other than Taxes incurred in the ordinary course of business or for which accruals are reflected in the Unaudited Financial Statements.

          (b) No audit or other proceeding by any court, taxing authority, or similar person is pending or, to the knowledge of the Company or any of its Subsidiaries, threatened with respect to any Taxes due from or with respect to the operations of the Company or any of its Subsidiaries or any Tax return filed by or with respect to the operations of the Company or any of its Subsidiaries. To the knowledge of the Company, no assessment of Taxes is proposed against the Company, any of its Subsidiaries or their assets.

          (c) For all taxable periods ending on or before October 19, 1995 the Company has had a valid election in effect to be treated as an "S corporation," within the meaning of Section 1361(a)(1) of the Code, and, except as set forth on Schedule 5.9, has had similar elections in effect under comparable provisions
   ------------
of state and local laws in each jurisdiction where the Company files tax returns.

             5.10  Financial Condition.
                   -------------------

          (a) The Company has furnished the Purchasers with true and complete copies of (i) the audited consolidated balance sheets of the Company and its Subsidiaries as of December 31, 1994 and December 31, 1993 and the related consolidated statements of income, shareholder's deficit and cash flows, together with the notes thereto, of the Company and its Subsidiaries for the years ended December 31, 1994 and December 31, 1993 (collectively, the "AUDITED
                                                                        -------
FINANCIAL STATEMENTS") and (ii) the unaudited balance sheet of the Company and
- --------------------
its Subsidiaries as of December 31, 1995 and the related consolidated statements of operations and cash flows of the Company and its Subsidiaries for the 12 month period ended December 31, 1995, in each case certified as being fairly stated in all material respects by the Chief Financial Officer of the Company (collectively, the "UNAUDITED FINANCIAL STATEMENTS"). The Audited Financial
                    ------------------------------
Statements fairly present the consolidated financial position of the Company and its Subsidiaries as of the date thereof, and the results of income, shareholder's deficit and cash flows of the Company and its Subsidiaries for the periods set forth therein, all in conformity with GAAP consistently applied during the periods involved. The Unaudited Financial Statements fairly present the consolidated financial position of the Company and its Subsidiaries as of the date thereof and the results of operations and cash flows of the Company and its Subsidiaries for the periods set forth therein, all in conformity with GAAP, except that the Unaudited Financial Statements do not contain all of the footnotes required under GAAP, consistently applied during the periods involved.

          (b) The Pro Forma Balance Sheet delivered to the Purchasers pursuant to Section 3.14 sets forth the consolidated assets and liabilities of the Company and its Subsidiaries on a pro forma basis after taking into account (i) the transactions contemplated by this Agreement and (ii) the acquisition of InnerVentions, Inc. The Pro Forma Balance Sheet has been prepared by the Company in accordance with GAAP and fairly presents in all material respects the assets and liabilities of the Company and its Subsidiaries, as of December 31, 1995, based on the assumptions set forth therein.

             5.11   Disclosure.
                    ----------

          (a) Agreement and Other Documents.  The PPM and the representations
              -----------------------------
and warranties contained in this Agreement any other agreements, documents and certificates furnished to the Purchasers by the Company at the Closing do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make any statement contained herein or therein, in the light of the circumstances under which it was made, not misleading. For purposes of this Section 5.11(a), the parties agree that projections contained in the PPM shall not be considered as facts. The parties further agree that, to the extent any fact is disclosed on one Schedule to this Agreement, it need not be disclosed on any other Schedule.

          (b) Material Adverse Effects.  There is no fact known to the Company
              ------------------------
which has not been disclosed to the Purchasers in writing which materially adversely affects, or, insofar as the Company can reasonably foresee, is reasonably expected to materially adversely affect the Condition of the Company or the ability of the Company to perform its obligations under the Transaction Agreements or any other document or transaction contemplated thereby.

          5.12  No Material Adverse Change.  Except as described in Schedule
                --------------------------                          --------
5.12 or as set forth on the Pro Forma Balance Sheet, since December 31, 1994,
- ----
there has not been any material adverse change, nor to the best knowledge of the Company is any such change threatened, in the Condition of the Company.

          5.13  Environmental Matters.
                ---------------------

          (a) The Company has operated its properties, assets and operations and those of each of its Subsidiaries in material compliance with all applicable Environmental Laws. To the knowledge of the Company, there are no Hazardous Materials stored or otherwise located in, on or under any of the property or assets of the Company or any of its Subsidiaries, including the groundwater, and, to the knowledge of the Company, there have been no releases or threatened releases of Hazardous Materials in, on or under any property adjoining any of the property or assets of the Company or any of its Subsidiaries.

          (b) To the knowledge of the Company, none of the properties, assets or operations of the Company or any of its Subsidiaries is the subject of any federal, state or local investigation evaluating whether (i) any remedial action is needed to respond to a release or threatened release of any Hazardous Materials into the environment or (ii) any release or threatened release of any Hazardous Materials into the environment or any such properties, assets or operations of the Company or any of its Subsidiaries is in contravention of any Environmental Law.

          (c) Neither the Company nor any of its Subsidiaries have received any notice or claim, nor are there pending, or, to the best knowledge of the Company, threatened or reasonably anticipated lawsuits or proceedings against the Company or any of its Subsidiaries with respect to violations of an Environmental Law or in connection with the presence of or exposure to any Hazardous Materials in the environment or any release or threatened release of any Hazardous Materials into the environment, and the Company and each of its Subsidiaries neither are nor were the owner or operator of any property which
(i) pursuant to any Environmental Law has, to the knowledge of the Company, been placed on any list of Hazardous Materials disposal sites, including without limitation, the "National Priorities List" or "CERCLIS List," (ii) has or, to the knowledge of the Company, had any subsurface storage tanks located thereon or (iii) to the knowledge of the Company, has ever been used as or for a waste disposal facility, a mine, a gasoline service station or a petroleum products storage facility.

          (d) To the knowledge of the Company, there are no events, conditions or circumstances, including without limitation the presence or release of Hazardous Materials in the environment, which may result in the Company or any of its Subsidiaries or any of their respective properties or assets being subject to any liability, either present or contingent, pursuant to Environmental Laws.

          (e) The Purchasers acknowledge that the Company's principal place of business is located in a multi-tenant office building that is neither owned or operated by the Company.

          5.14  Investment Company/Government Regulations.  After giving effect
                -----------------------------------------
to the transactions contemplated by the Transaction Agreements, neither the Company nor any of its Subsidiaries will be an "investment company" within the meaning of the Investment Company Act of 1940, as amended. Neither the Company or any of its Subsidiaries are subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, the Interstate Commerce Act, or any federal or state statute or regulation limiting its ability to incur Indebtedness.

          5.15  Subsidiaries.  Schedule 5.15 sets forth a complete and accurate
                ------------   -------------
list of all of the Subsidiaries of the Company together with their respective jurisdictions of incorporation or organization. Each such Subsidiary is directly wholly owned by the Company. All of the outstanding shares of capital stock of the Subsidiaries that are corporations are validly issued, fully paid and non-assessable. All of the outstanding shares of capital stock of, or other ownership interests in, each of the Subsidiaries are owned by the Company or by a wholly owned Subsidiary free and clear of any Liens. No Subsidiary has outstanding options, warrants, subscriptions, calls, rights convertible securities or other agreements or commitments obligating the Subsidiary to issue, transfer or sell any securities of the Subsidiary.

             5.16  Capitalization.
                   --------------

          (a) The authorized capital stock of the Company consists of 25,000,000 shares, consisting of 20,000,000 shares of Common Stock, 3,800,000 shares of Convertible Preferred Stock, 38,000 shares of Redeemable Preferred Stock and 1,162,000 shares of undesignated preferred stock. As of the Closing and after giving effect to the transactions contemplated by the Transaction Agreements,
(i) 8,148,650.5 shares of Common Stock and 3,787,104 shares of Convertible Preferred Stock will be issued and outstanding, all of which will be owned of record by the Persons listed on Schedule 5.16 in the amounts listed next to the
                                -------------
name of each such Person, (ii) 600,000 shares of Common Stock will be reserved for issuance pursuant to employee stock options granted or which may be granted pursuant to the Nitinol Medical Technologies, Inc. 1994 Stock Option Plan (the

"STOCK OPTION PLAN"), (iii) 2,025,000 shares of Common Stock will be reserved
- ------------------
for issuance pursuant to employee stock options granted outside of the Stock Option Plan, (iv) 524,891 shares of Common Stock will be reserved for issuance pursuant to Common Stock purchase warrants issued to R. John Fletcher and the Placement Agents, (v) 3,800,000 shares of Common Stock will be reserved for issuance in connection with the conversion of the Convertible Preferred Stock and (vi) 38,000 shares of Redeemable Preferred Stock will be reserved for issuance in connection with the conversion of the Convertible Preferred Stock. All outstanding shares of capital stock of the Company have been duly authorized. All outstanding shares of capital stock of the Company are, and when issued, sold and delivered in accordance with this Agreement, the shares of Common Stock and Redeemable Preferred Stock issuable upon conversion of the Preferred Shares will be, validly issued, fully paid, nonassessable and free and clear of any Lien, except for any Liens created pursuant to the Stockholders' Agreement.

          (b) At the Closing, except for (i) the Convertible Preferred Stock,
(ii) the employee stock options referred to in Section 5.16(a)(ii) and Section 5.16(a)(iii) and (iii) the Common Stock purchase warrants referred to in

Section 5.16(a)(iv), there will be no outstanding securities convertible into or exchangeable for capital stock of the Company or options, warrants or other rights to purchase or subscribe to capital stock of the Company or contracts, commitments, agreements, understandings or arrangements of any kind to which the Company is a party relating to the issuance of any capital stock of the Company, any such convertible or exchangeable securities or any such options, warrants or rights.

          5.17  Solvency.  The Company and each of its Subsidiaries are Solvent
                --------
and will not as a result of any transaction contemplated in any Transaction Agreement become not Solvent.

          5.18  Private Offering.  No form of general solicitation or general
                ----------------
advertising was used by the Company or its representatives in connection with the offer or sale of the Preferred Shares. No registration of the Preferred Shares pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws will be required in connection with the offer, sale or issuance of the Preferred Shares. The Company agrees that neither it, nor anyone acting on its behalf, will offer or sell the Preferred Shares or any other security so as to require the registration of the Preferred Shares pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws, unless such Preferred Shares are so registered.

          5.19  Broker's, Finder's or Similar Fees.  Except (i) the transaction
                ----------------------------------
fee of $50,000.00, as specified in Section 2.3(a) hereof, payable to J.H. Whitney & Co. by the Company, (ii) the issuance to Junewicz & Co., Inc. and Furman Selz LLC (together, the "PLACEMENT AGENTS") of warrants to purchase an
                                ----------------
aggregate of 312,436 shares of Common Stock and (iii) the transaction fees of $350,625.00 and $276,250.00 payable by the Company to Junewicz & Co., Inc. and Furman Selz, LLC, respectively, there are no brokerage commissions, finder's fees or similar fees or commissions payable in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Company or any action taken by the Company.

          5.20  Labor Relations.  Neither the Company nor any of its
                ---------------
Subsidiaries is engaged in any unfair labor practice. There is (a) no unfair labor practice complaint pending or, to the best knowledge of the Company, threatened against the Company or any of its Subsidiaries before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending or, to the best knowledge of the Company, threatened, (b) no strike, labor dispute, slowdown or stoppage pending or threatened against the Company, and (c) no union representation question existing with respect to the employees of the Company or any of its Subsidiaries and, to the knowledge of the Company, no union organizing activities are taking place.

             5.21  ERISA and Employee Benefit Plans.
                   --------------------------------

          (a) There are no employee benefit plans, arrangements, policies or commitments of any type (including, but not limited to, plans described in section 3(3) of ERISA maintained by the Company or any of its Subsidiaries, or with respect to which the Company or any of its Subsidiaries has or could have any direct or indirect liability, other than those described in Schedule 5.21
                                                                -------------
("BENEFIT PLANS").
- ---------------

          (b) Accurate and complete copies of all plan text and agreements, the most recent annual report, the most recent annual and periodic accounting of plan assets, and the most recent actuarial valuation with respect to each Benefit Plan have been delivered to the Purchasers.

          (c) No Benefit Plan is subject to Title IV of ERISA or section 412 of the Code. No Benefit Plan is a "multiple employer plan" within the meaning of the Code or ERISA.

          (d) With respect to each Benefit Plan, except as set forth in Schedule
                                                                        --------
5.21:  (i) if it is intended to qualify under section 401(a) or 403(a) of the
- ----
Code, such plan so qualifies; (ii) such Benefit Plan has been maintained and administered at all times in compliance with its terms and applicable laws and regulations; (iii) no event has occurred and there exists circumstances under which the Company or any of its Subsidiaries could incur material liability under ERISA, the Code or otherwise (other than routine claims for benefits) with respect to such plan or with respect to any other entity's employee benefit plan; and (iv) all contributions and premiums due with respect to such plan have been made on a timely basis.

          (e) With respect each Benefit Plan that is a "welfare plan" (as defined in ERISA section 3(1)): (i) no such plan provides medical or death benefits with respect to current or former employees of the Company or any of its Subsidiaries beyond their termination of employment (other than as required to avoid an excise tax under Code section 4980 B); and (ii) the Company and each of its Subsidiaries has complied with the requirements of Code section 4980B.

          (f) The consummation of the transaction contemplated by this Agreement will not: (i) entitle any individual to severance or termination pay; (ii) accelerate the time of payment or vesting, or increase the amount of compensation due to any individual; or (iii) result in the payment that will be taken into account in determining whether there is an "excess parachute payment" under Code section 280G(b)(1).

               5.22      Intellectual Property.
                         ---------------------

          (a) Except as set forth on Schedule 5.22(a), the Company or one of its
                                     ----------------
Subsidiaries owns or is licensed or otherwise has the right to use all Intellectual Property necessary for the operation of its business as presently conducted or proposed to be conducted (as described in the PPM).

          (b) (i)  Schedule 5.22(b)(i) sets forth all Patents, Copyrights and
                   -------------------
Trademarks owned by or issued to the Company or any Subsidiary, and all applications relating to Patents, Copyrights and Trademarks filed by the Company or any Subsidiary, specifying as to each item, as applicable: (A) the nature of the item, including the title or description; (B) the owner of the item; (D) the jurisdictions by or in which the item is recognized without regard to registration, or in which the item has been issued or registered, or in which an application for issuance or registration has been filed, including the respective registration or application numbers, (D) the registration or application number; (E) the issue date and expiration date of the item, and (F) with respect to each Trademark, the class or classes of goods or services on which such Trademark is or is intended to be used.

          (ii)  Schedule 5.22(b)(ii) sets forth all material licenses,
                --------------------
sublicenses, registered user agreements and other agreements or permissions ("IP
                                                                              --
LICENSES") under which the Company or any Subsidiary is a licensee or otherwise
- --------
is authorized to use or practice any Intellectual Property.

          (iii)  Schedule 5.22(b)(iii) sets forth all IP Licenses under which
                 ---------------------
the Company or any Subsidiary is a licensor or otherwise authorizes any person to use or practice Intellectual Property.

          (iv)  Schedule 5.22(b)(iv) sets forth and describes the status of any
                --------------------
agreements involving Intellectual Property currently in negotiation or proposed by the Company or any Subsidiary of a type which if entered into by the Company or such Subsidiary would be required to be listed on Schedule 5.22(b)(ii) or 5.22(b)(iii) ("PROPOSED INTELLECTUAL
             --------------------    ------------   ---------------------
PROPERTY AGREEMENTS").
- -------------------

          (v) There have been delivered to the Purchasers true and complete copies of (1) all issued Patents, Copyright, Trademark and other registrations, applications, licenses, agreements and permissions (as amended to date) listed on Schedules 5.22(b)(i)-(iii), (2) true and complete copies of all other written
   --------------------------
documentation evidencing ownership or prosecution of each item of Intellectual Property, and (3) the most recent draft, letter of intent or term sheet (or, if none exist, a reasonably detailed written summary) embodying the terms of all Proposed Intellectual Property Agreements.

          (c) To the knowledge of the Company, all issued patents and registered Trademarks and Copyrights held by the Company or any Subsidiary are valid and subsisting. The Company and the Subsidiaries have taken all necessary and desirable action to maintain and protect each item of Intellectual Property owned or used by the Company and the Subsidiaries.

          (d) To the knowledge of the Company, no party is in breach or default under any IP License in any material respect, nor does any condition exist which with notice or lapse of time or both would constitute a material breach or default or permit termination, modification or acceleration thereunder, and no party has repudiated any provision thereof. Except as disclosed with respect to the IP Licenses listed on Schedule 5.22(b)(ii), there are no material royalties,
                          --------------------
fees or other payments payable by the Company or any Subsidiary to any other person by reason of the ownership, use, license, sale or disposition of any Intellectual Property.

          (e)  Except as set forth on Schedule 5.22(e), no litigation is pending
                                      ----------------
or, to the knowledge of the Company, threatened that challenges the validity, enforceability, ownership or right to use, sell, license or dispose of any item of Intellectual Property used or proposed to be used (as described in the PPM) by the Company or any Subsidiary, and no such item of Intellectual Property is subject to any outstanding order, ruling, judgment, decree, stipulation, charge or settlement agreement, restricting in any manner the use or the licensing thereof by the Company or any Subsidiary.

          (f) To the knowledge of the Company, neither the Company nor any Subsidiary has ever infringed upon the material intellectual property rights of any third party, or received any claim, charge, complaint, demand or notice in writing alleging any such infringement or other violation of the intellectual property rights of any third party, or knows of any basis for any such claim. To the knowledge of the Company, the use of any Intellectual Property as a result of the operation of the businesses of the Company and the Subsidiaries as presently conducted or proposed to be conducted (as described in the PPM) will not infringe upon or otherwise violate the intellectual property rights of any third party.

          (g) To the knowledge of the Company, no third party is materially infringing upon or otherwise materially violating rights of the Company or any Subsidiary in the Intellectual Property.

          (h)  Except as set forth on Schedule 5.22(h), neither the Company nor
                                      ----------------
any Subsidiary has agreed to indemnify any person against any charge of infringement or other violation, or granted any third party the right to bring infringement or other enforcement actions, with respect to any Intellectual Property owned or used by the Company or any Subsidiary. Except as set forth on

Schedule 5.22(h), the Company or one of the Subsidiaries has the exclusive right
- ----------------
to file, prosecute and maintain all applications and registrations with respect to the Intellectual Property owned or used by the Company or any Subsidiary.

          (i) To the knowledge of the Company, no current or former employee of the Company or any Subsidiary is in violation of any Requirement of Law applicable to such employee, or any term of any employment agreement, patent or invention disclosure agreement, or other agreement with the Company or such Subsidiary concerning Intellectual Property. No former employer of any Company or Subsidiary employee, or current or former employer of any Company or Subsidiary consultant, has made a claim against the Company or any Subsidiary, or, to the knowledge of the Company, against any other person, that such employee or such consultant is utilizing proprietary information of such employer.

          (j) Without limiting the generality of the foregoing, InnerVentions, Inc. and its Subsidiary have all Intellectual Property necessary to use the "Clamshell II Septal Occluder," the "Delivery System" and "Device-Related Products" as set forth in the Stock Transfer Agreement (the "STOCK TRANSFER
                                                             --------------
AGREEMENT") between Children's Medical Center Corporation (the "HOSPITAL") and
- ---------                                                       --------
InnerVentions, Inc. dated as of June 19, 1995; the License Agreement (the

"LICENSE AGREEMENT") between the Hospital and InnerVentions, Inc. dated June 19,
- ------------------
1995; and the Sublicense Agreement (the

"SUBLICENSE AGREEMENT") between the Hospital and InnerVentions, Inc. dated June
 --------------------
19, 1995.

          (k) C.R. Bard, Inc. ("BARD") developed the Clamshell II Septal
                                ----
Occluder as well as a delivery system for its implantation which was then assigned to the Hospital together with certain tangible assets and intellectual property rights pursuant to an Asset and Technology Donation and Transfer Agreement (the "TECHNOLOGY DONATION AGREEMENT") between Bard and the Hospital
                -----------------------------
dated as of May 12, 1995. In connection with such transfer, Bard and the Hospital entered into a Patent and Know-How License Agreement dated as of June 19, 1995. The Hospital then assigned all of the rights received from Bard to InnerVentions, Inc. pursuant to the Stock Transfer Agreement, the License Agreement and the Sublicense Agreement. Bard then entered into a Supply Agreement with InnerVentions, Inc. dated as of July 19, 1995 for the supply of certain related products. All such agreements are valid, subsisting, in full force and effect and binding upon all parties thereto in accordance with their terms, no person or entity which is a party thereto or otherwise bound thereby is in default of any material term thereunder, and, no event, occurrence, condition or act exists which does (or which with or without the giving of notice or the lapse of time or both would) give rise to a material default, or a cancellation, acceleration or loss of material contractual benefits thereunder, and there are no outstanding disputes thereunder nor threatened cancellations thereof.

          5.23  Potential Conflicts of Interest.  To the best knowledge of the
                -------------------------------
Company, except as set forth on Schedule 5.23, no officer, director or Affiliate
                                -------------
of the Company or any of its Subsidiaries: (a) owns, directly or indirectly, any interest in (excepting less than 1% stock holdings for investment purposes in securities of publicly held and traded companies), or is an officer, director, employee or consultant of, any Person which is, or is engaged in business as, a competitor, lessor, lessee, supplier, distributor, sales agent or customer of, or lender to or borrower from, the Company or any of its Subsidiaries; (b) owns, directly or indirectly, in whole or in part, any tangible or intangible property that the Company or any of its Subsidiaries uses in the conduct of its business; or (c) has any cause of action or other claim whatsoever against, or owes any amount to, the Company or any of its Subsidiaries, except for claims in the ordinary course of business such as for accrued vacation pay, accrued benefits under employee benefit plans, and similar matters and agreements arising in the ordinary course of business.

          5.24  Trade Relations.  To the best knowledge of the Company, there
                ---------------
exists no actual or threatened termination, cancellation or limitation of, or any material adverse modification or change in, the business relationship or business of the Company and its Subsidiaries taken as a whole or their business with any customer or any group of customers whose use of their services are individually or in the aggregate material to the business of the Company and its Subsidiaries taken as a whole, or with any material supplier, and there exists no condition or state of facts or circumstances that would adversely affect the Condition of the Company or prevent the Company or its Subsidiaries from conducting their business after the consummation of the transactions contemplated by the Transaction Agreements in substantially the same manner in which it heretofore has been conducted.

          5.25  Outstanding Borrowings.  Schedule 5.25 lists (i) the amount of
                ----------------------   -------------
all Outstanding Borrowings, (ii) the Liens that relate to such Outstanding Borrowings and that encumber the assets of the Company or any of its Subsidiaries and (iii) the name of each lender thereof.

          5.26  Material Contracts.  Neither the Company nor any Subsidiary is a
                ------------------
party to any Contractual Obligation and is not subject to any charge, corporate restriction, judgment, injunction, decree or Requirement of Law materially adversely affecting, or which may adversely affect, the Condition of the Company. Schedule 5.26 lists all contracts, agreements and commitments of the
          -------------
Company and any Subsidiary, whether written or oral, including, without limitation the (i) Distribution Agreement, dated as of May 19, 1992, between the Company and Bard, as amended, (ii) License and Development Agreement dated November 22, 1994, between the Company and BSC, as amended, (iii) Manufacturing Agreement, dated as of June 30, 1988, between the Company and Lake Region Manufacturing Company, Inc. and (iv) Technology Purchase Agreement, dated as of April 14, 1987, between the Company and Morris Simon, M.D., but excluding (a) the Transaction Agreements, (b) purchase orders in the ordinary course of the Company's and any Subsidiary's business and (d) any other contracts, agreements and commitments of the Company or any Subsidiary that (i) do not extend beyond December 31, 1996 and involve the receipt or payment of not more than $50,000 and (ii) do not relate to employment or labor matters. All of the contracts, agreements and commitments of the Company and its Subsidiaries are in full force and effect and binding upon the Company or its Subsidiaries and to the knowledge of the Company the other parties thereto in accordance with their terms.
Neither the Company nor any Subsidiary thereof, nor to the knowledge of the Company, any other party to such contracts, agreements and commitments is in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a default thereunder. The Company has no knowledge of any proposed, pending or likely cancellation or termination of any such contract, agreement or commitment.

          5.27  Insurance.  Schedule 5.27 (i) accurately summarizes all of the
                ---------   -------------
Company's and any Subsidiary's insurance policies or programs in effect as of the date hereof and indicates the insurer's name, policy number, expiration date, amount of coverage, type of coverage, annual premiums, exclusions and deductibles, and (ii) indicates any self-insurance program that is in effect. The Company and each of its Subsidiaries maintain insurance in such amounts and covering such risks as are usually and customarily carried with respect to similar businesses according to their respective locations.

          5.28  Merger Agreement.
                ----------------

          The Company has delivered to the Purchasers a true, complete and correct copy of the Agreement and Plan of Merger, together with all amendments and modifications thereto. Such agreement (including the schedules and exhibits thereto) comprises a full and complete copy of all agreements between the parties thereto with respect to the subject matter thereof or between NMT Heart and the Company, on the one hand, and any other party, on the other hand, with respect to the merger of InnerVentions, Inc. into NMT Heart, and all transactions related thereto, and, except as delivered to the Purchasers and set forth on Schedule 5.28, there are no agreements or understandings, written or
         -------------
oral, or side arrangements not contained therein that relate to or modify the substance thereof. The Agreement and Plan of Merger was duly authorized by all necessary corporate action on the part of the Board of Directors of each of NMT Heart and the Company, was validly executed and delivered by NMT Heart and the Company and is the legal, valid and binding obligation of NMT Heart, the Company and their respective successors, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting creditors' rights generally and by general principles of equity relating to enforceability. The Agreement and Plan of Merger is in full force and effect and, except with the Purchasers' prior approval, has not been amended or modified, and no provision thereof has been waived by any party thereto.

          5.29  Merger.
                ------

          The merger of InnerVentions, Inc. into NMT Heart has been consummated in accordance with all Requirements of Law, such that InnerVentions no longer legally exists and that NMT Heart, the surviving corporation of such merger, is fully obligated for the liabilities of the merged corporations, and the Company has delivered to the Purchasers copies of the articles of merger for such merger, certified by the Secretary of State of each state in which a party to such merger is incorporated, or other evidence of the consummation of the merger of InnerVentions, Inc. into NMT Heart that is reasonably satisfactory to the Purchasers.


                                   ARTICLE 6

                              REPRESENTATIONS AND
                         WARRANTIES OF THE PURCHASERS
                         ----------------------------

             Each of the Purchasers, severally and not jointly, hereby represents and warrants as follows:

          6.1  Authorization; No Contravention.  The execution, delivery and
               -------------------------------
performance by such Purchaser of each Transaction Agreement (a) is within such Purchaser's power and authority and has been duly authorized by all necessary action (corporate, partnership or otherwise), (b) does not contravene the terms of such Purchaser's organizational documents or any amendment thereof, and (c) will not violate, conflict with or result in any breach or contravention of or the creation of any Lien under any Contractual Obligation of such Purchaser or any Requirement of Law applicable to such Purchaser.

          6.2  Binding Effect.  This Agreement and the other Transaction
               --------------
Agreements have been duly executed and delivered by such Purchaser, and each constitutes the legal, valid and binding obligation of such Purchaser enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

          6.3  Purchase for Own Account.
               ------------------------

          (a) The Preferred Shares to be acquired by such Purchaser pursuant to this Agreement are being or will be acquired for its own account, for investment and not with a view to the distribution thereof within the meaning of the Securities Act, and such Purchaser has no intention of distributing or reselling such securities or any part thereof, without prejudice, however, to the rights of such Purchaser at all times to sell or otherwise dispose of all or any part of its Preferred Shares or any shares of Common Stock or Redeemable Preferred Stock issued upon conversion of Preferred Shares under an effective registration statement under the Securities Act, or under an exemption from such registration available under the Securities Act, and subject, nevertheless, to the disposition of such Purchaser's property being at all times within its control. If such Purchaser should in the future decide to dispose of any of its Preferred Shares or any shares of Common Stock or Redeemable Preferred Stock issued upon conversion of Preferred Shares, such Purchaser understands and agrees that it may do so only in compliance with the Securities Act and applicable state securities laws, as then in effect. Such Purchaser agrees to the imprinting, so long as required by law, of a legend on certificates representing all of its Preferred Shares and any shares of Common Stock or Redeemable Preferred Stock issued upon conversion of the Preferred Shares to the following effect: "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
                    ------------------------------------------------------------
REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS
- -------------------------------------------------------------------------------
OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN
- -------------------------------------------------------------------------------
EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES
- -------------------------------------------------------------------------------
LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF
- -------------------------------------------------------------------------------
SUCH ACT AND SUCH LAWS."
- ----------------------

          (b) Such Purchaser understands that the Preferred Shares have not been, and the shares of Common Stock or Redeemable Preferred Stock to be issued upon conversion of Preferred Shares will not be, registered under the Securities Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act and that this transaction has not been reviewed by, passed on or submitted to any Federal or state agency where an exemption is being relied upon, and that the Company's reliance thereon is based in part upon the representations made by each Purchaser in this Agreement.

               (c) Such Purchaser is an "Accredited Investor" (as defined in Rule 501(a) under the Securities Act).

          (d) Such Purchaser has read the PPM, and has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the sale of the Preferred Shares.

          6.4  Broker's, Finder's or Similar Fees.
               ----------------------------------
Except for the transaction fee of $50,000.00, as specified in Section 2.3(a) hereof, payable to J.H. Whitney & Co. by the Company, there are no brokerage commissions, finder's fees or similar fees or commissions payable in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with any Purchaser or any action taken by any Purchaser.


                                   ARTICLE 7

                                INDEMNIFICATION
                                ---------------

          7.1  Indemnification.  In addition to all other sums due hereunder or
               ---------------
provided for in this Agreement, the Company agrees, but subject to Section 7.3, to indemnify and hold harmless each of the Purchasers and their Affiliates and their respective officers, directors, agents, employees, subsidiaries, partners and controlling persons (each, an "INDEMNIFIED PARTY") to the fullest extent
                                   -----------------
permitted by law from and against any and all losses, claims, damages, expenses (including, without limitation, reasonable fees, disbursements and other charges of counsel) or other liabilities (collectively, "LIABILITIES") resulting from or
                                                 -----------
arising out of any breach of any representation or warranty, covenant or agreement of the Company in this Agreement, any other Transaction Agreement, or any legal, administrative or other actions (including actions brought by the Purchasers or the Company or any equity holders of the Company or derivative actions brought by any Person claiming through or in the Company's name), proceedings or investigations (whether formal or informal), or written threats thereof, based upon, relating to or arising out of this Agreement, any other Transaction Agreement or any transaction contemplated hereby or thereby or any Indemnified Party's role therein or in any transaction contemplated hereby or thereby; provided, however, that the Company shall not be liable under this
         --------  -------
Section 7.1 to an Indemnified Party (a) for any amount paid in settlement of claims without the Company's consent (which consent shall not be unreasonably withheld), (b) to the extent that it is finally judicially determined that such Liabilities resulted primarily from the willful misconduct or gross negligence of such Indemnified Party or (c) to the extent that it is finally judicially determined that such Liabilities resulted from the breach by such Indemnified Party of any representation, warranty, covenant or other agreement of such Indemnified Party contained in this Agreement or any other Transaction Agreement. In connection with the obligations of the Company to indemnify for expenses as set forth above, the Company further agrees, upon presentation to the Company of appropriate invoices containing reasonable detail, to reimburse each Indemnified Party for all such reasonable expenses (including, without limitation, reasonable fees, disbursements and other charges of counsel) as they are incurred by such Indemnified Party; provided, however, that, if an
                                                --------  -------
Indemnified Party is reimbursed hereunder for any expenses, such reimbursement of expenses shall be refunded to the extent it is finally judicially determined that the Liabilities in question resulted (a) primarily from the willful misconduct or gross negligence of such Indemnified Party or (b) from the breach by such Indemnified Party of any representation, warranty, covenant or other agreement of such Indemnified Party contained in this Agreement or any other Transaction Agreement.

          7.2  Notification.  Each Indemnified Party under this Article 7 will,
               ------------
promptly after the receipt of notice of the commencement of any action, investigation, claim or other proceeding against such Indemnified Party in respect of which indemnity may be sought from the Company under this Article 7, notify the Company in writing of the commencement thereof. The omission of any Indemnified Party to so notify the Company of any such action shall not relieve the Company from any liability which it may have to such Indemnified Party (a) other than pursuant to this Article 7 or (b) under this Article 7 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses. In case any such action, claim or other proceeding shall be brought against any Indemnified Party and it shall notify the Company of the commencement thereof, the Company shall be entitled to assume the defense thereof at its own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment; provided, however, that any Indemnified Party may,
                            --------  -------
at its own expense, retain separate counsel to participate in such defense. Notwithstanding the foregoing, in any action, claim or proceeding in which the Company, on the one hand, and an Indemnified Party, on the other hand, is, or is reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel at the Company's expense and to control its own defense of such action, claim or proceeding if, in the reasonable opinion of counsel to such Indemnified Party, a conflict or potential conflict exists between the Company, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation necessary to avoid prejudice to the Indemnified Party. The Company agrees that it will not, without the prior written consent of the Purchasers, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of the Purchasers and each other Indemnified Party from all liability arising or that may arise out of such claim, action or proceeding. The Company shall not be liable for any settlement of any claim, action or proceeding effected against an Indemnified Party without the Company's written consent, which consent shall not be unreasonably withheld. The rights accorded to Indemnified Parties hereunder shall be in addition to any rights that any Indemnified Party may have at common law, by separate agreement or otherwise.

          7.3  Registration Rights Agreement.  Notwithstanding anything to the
               -----------------------------
contrary in this Article 7, the indemnification and contribution provisions of the Registration Rights Agreement shall govern any claim made with respect to registration statements filed pursuant thereto or sales made thereunder.

          7.4  Limitations on Indemnification.  Notwithstanding any other
               ------------------------------
provision of this Article 7, the indemnification obligation of the Company hereunder shall not exceed 100% of the aggregate payment received by the Company from the Purchasers hereunder.


                                   ARTICLE 8

                             AFFIRMATIVE COVENANTS
                             ---------------------

          8.1  Operation of Company.  From and after the date hereof through the
               --------------------
Closing Date, the Company and its Subsidiaries shall not enter into any transaction or take any action other than in the ordinary course of business, except that the Company may enter into such transactions and take such other actions outside of the ordinary course of business, in each case as may be specifically approved in writing by the Purchasers.

          8.2  Exclusivity.  From the date hereof through the earlier of the
               -----------
Closing Date and March 31, 1996, the Company shall not enter into discussions or negotiations with any Persons other than the Purchasers in respect of any transaction similar in nature to any transaction contemplated by any Transaction Agreement.

          8.3  Use of Proceeds.  The Company shall use the proceeds of the sale
               ---------------
of the Preferred Shares hereunder in the manner described in the PPM in the Section entitled "Use of Proceeds."

          8.4   Taxes.  The Company and its Subsidiaries shall prepare and
                -----
timely file, in a manner consistent with prior years and applicable laws and regulations, all Tax returns required to be filed on or before the Closing Date, and all such Tax returns will be true and complete in all material respects.
The Company and its Subsidiaries shall timely pay all Taxes required to be paid by them on or before the Closing Date, or that are claimed or asserted by any taxing authority to be due on or before the Closing Date, except for those Taxes that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside.


                                   ARTICLE 9

                                 MISCELLANEOUS
                                 -------------

          9.1  Obligations of the Purchasers.  Each Purchaser's obligation and
               -----------------------------
the obligations of the Company hereunder are subject to the execution and delivery of this Agreement by the other Purchasers. The obligations of each Purchaser shall be several and not joint and no Purchaser shall be liable or responsible for the acts of any other Purchaser.

             9.2  Termination.
                  -----------

               (a) This Agreement may be terminated prior to the Closing as follows:

               (i) at the election of the Company if any one or more of the conditions to its obligation to close has not been fulfilled as of the Closing Date;

               (ii) at the election of the Purchasers if any one or more of the conditions to their obligation to close has not been fulfilled as of the Closing Date;

               (iii) at the election of the Company if the Purchasers have breached a covenant or agreement contained in this Agreement, which breach cannot be or is not cured by the Closing Date;

               (iv) at the election of the Purchasers if the Company has breached a covenant or agreement contained in this Agreement, which breach cannot be or is not cured by the Closing Date; or

               (v) at any time on or prior to the Closing Date, by mutual written consent of the Company and the Purchasers.

          If this Agreement so terminates, it shall become null and void and have no further force or effect, except as provided in Section 9.2(b).

          (b) If this Agreement is terminated in accordance with Section 9.2(a) and the transactions contemplated by this Agreement are not consummated, this Agreement shall become null and void and of no further force and effect, except for (i) the provisions of Section 2.3(b) relating to the obligation of the Company to pay the Purchasers' reasonable out-of-pocket expenses and (ii) the provisions of Article 7; provided, however, that none of the parties shall have
                         --------  -------
any liability in respect of a termination of this Agreement except to the extent that failure to satisfy the conditions of Article 3 or Article 4, as the case may be, results from the intentional or willful violation by such party of its obligations contained in this Agreement or any documents delivered pursuant to this Agreement.

          9.3  Survival of Representations and Warranties.  All of the
               ------------------------------------------
representations and warranties made herein shall survive the execution and delivery of this Agreement, any investigation by or on behalf of the Purchasers, acceptance of the Preferred Shares and payment therefor, conversion of the Preferred Shares or termination of this Agreement and shall remain in full force and effect until the second anniversary of the Closing Date.

          9.4  Notices.  All notices, demands and other communications provided
               -------
for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

               (a)  if to Whitney Equity Partners:

                  c/o J.H. Whitney & Co.
                  177 Broad Street
                  Stamford, Connecticut 06901
                  Telecopier No.:  (203) 973-1422
                  Attention:  Jeffrey R. Jay, M.D.

                  with a copy to:

                  Paul, Weiss, Rifkind, Wharton & Garrison
                  1285 Avenue of the Americas
                  New York, New York 10019-6064
                  Telecopier No.:  (212) 757-3990
                  Attention:  Bruce A. Gutenplan, Esq.

               (b)  if to BSC:

                  Boston Scientific Corporation
                  One Boston Scientific Place
                  Natick, Massachusetts  01760-1537
                  Telecopier No.: (508) 650-8960
                  Attention:  General Counsel

               (c)  if to the Company:

                  Nitinol Medical Technologies, Inc.
                  263 Summer Street, 7th Floor
                  Boston, Massachusetts 02210-1503
                  Telecopier No.:  (617) 737-0924
                  Attention:  Chief Executive Officer

                  with a copy to:

                  Squadron, Ellenoff, Plesent &
                  Sheinfeld, LLP
                  551 5th Avenue, 7th Floor
                  New York, New York 10176
                  Telecopier No.:  (212)697-6686
                  Attention:  Stephen H. Kay, Esq.

               (d)  if to Morrison or CDI:

                  Corporate Decisions, Inc.
                  1 International Plaza
                  100 Oliver Street
                  Boston, Massachusetts 02110
                  Telecopier No.:  (617) 330-6898
                  Attention:  David J. Morrison

          All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; five Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied.

          9.5  Successors and Assigns.  This Agreement shall inure to the
               ----------------------
benefit of and be binding upon the successors and permitted assigns of the parties hereto.

Subject to applicable securities laws, each of the Purchasers may assign any of its rights and obligations under any of the Transaction Agreements to any of its Affiliates. The Company may not assign any of its rights or obligations under this Agreement without the written consent of the Purchasers. Except as provided in Article 7, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of any of the Transaction Agreements.

          9.6  Determinations, Requests or Consents.  All determinations,
               ------------------------------------
requests, consents, waivers or amendments to be made by the Purchasers in their opinion or judgment, or with their approval or otherwise, pursuant to this Agreement shall be made (i) if prior to the Closing Date, by the Purchasers that will hold a majority of the Preferred Shares to be issued as set forth on
Schedule 2.1, or (ii) if after the Closing Date, by the holders of a majority of
- ------------
the Preferred Shares issued pursuant to this Agreement and shares of Common Stock issued upon conversion of such Preferred Shares.

          9.7  Amendment and Waiver.
               --------------------

          (a) No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any party hereto at law, in equity or otherwise.

          (b) Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any party hereto from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by the other parties hereto (to the extent required by Section 9.6) and (ii) only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

          9.8  Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts and by the parties hereto in separate counterparts, each of which when so exe-cuted shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          9.9  Headings.  The headings in this Agreement are for convenience of
               --------
reference only and shall not limit or otherwise affect the meaning hereof.

          9.10  Governing Law.  This Agreement shall be governed by and
                -------------
construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of law of such State.

          9.11  Jurisdiction.  Each party to this Agreement hereby irrevocably
                ------------
agrees that any legal action or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York and hereby expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address set forth or referred to in Section 9.6, such service to become effective 10 days after such mailing.

          9.12  Severability.  If any one or more of the provisions contained
                ------------
herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

          9.13  Rules of Construction.  Unless the context otherwise requires,
                ---------------------
"or" is not exclusive, and references to sections or subsections refer to sections or subsections of this Agreement.

          9.14  Variations in Pronouns.  All pronouns and any variations thereof
                ----------------------
refer to the masculine, feminine or neuter, singular or plural, as the context may require.

          9.15  Entire Agreement.  This Agreement and the other Transaction
                ----------------
Agreements are intended by the parties to be a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings other than those set forth or referred to herein or therein. This Agreement and the other Transaction Agreements supersede all prior agreements and understandings between the parties with respect to such subject matter.

          9.16  Publicity.  Except as may be required by applicable law, none of
                ---------
the parties hereto shall issue a publicity release or announcement or otherwise make any public disclosure concerning this Agreement or the transactions contemplated hereby, without prior approval by the other parties hereto; provided, however, that the Purchasers and their Affiliates shall be permitted,
- --------  -------
without the prior approval of the other parties hereto, to arrange for the publication on or after the Closing Date of customary "tombstone" advertisements. If any announcement is required by law to be made by any party hereto, prior to making such announcement such party will deliver a draft of such announcement to the other parties and shall give the other parties a reasonable opportunity to comment thereon.

          9.17   Limitations on Rights of Third Parties.  Nothing expressed or
                 --------------------------------------
implied in this Agreement is intended or shall be construed to confer upon or give any person other than the Company, the Purchasers, their successors and permitted assigns and the Indemnified Parties any rights or remedies under or by reason of this Agreement.

          9.18  Further Assurances.  Each of the parties shall execute such
                ------------------
documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations, or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.


                         NITINOL MEDICAL TECHNOLOGIES, INC.


                         By /s/Thomas M.Tully
                           ------------------------------
                            Name: Thomas M. Tully
                            Title: President and Chief Executive Officer


                         WHITNEY EQUITY PARTNERS, L.P.

                         By:  J.H. WHITNEY EQUITY PARTNERS LLC
                                Its General  Partner


                         By /s/Jeffrey R. Jay, M.D.
                           ------------------------------
                            Name:  Jeffrey R. Jay, M.D.
                                   A Member



                         BOSTON SCIENTIFIC CORPORATION



                         By: /s/Larry Best
                            -----------------------------
                            Name:
                            Title:


                         /s/David J. Morrison
                         --------------------------------
                         David J. Morrison


                         CORPORATE DECISIONS, INC.



                         By /s/David J. Morrison
                           ------------------------------
                            Name:  David J. Morrison
                            Title: Chief Executive Officer